UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 12, 2011

FIRST CAPITAL BANCORP, INC.

(Name of Registrant in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 273-1160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1. On May 12, 2011, First Capital Bancorp, Inc. (the “Company”) entered into an Executive Endorsement Split Dollar Agreement, (the “Presley Split Dollar Agreement”) with John M. Presley (“Presley”). Under the terms of the Presley Split Dollar Agreement, the Company shall acquire, own and hold one or more life insurance policies on the life of Presley. The Company shall be responsible for paying any and all premiums due and payable under such life insurance policies. Upon Presley’s death, his designated beneficiaries shall be entitled to receive death proceeds from the policies totaling $2,160,000. The Company shall be entitled to the remainder of the death proceeds under such policies.

A copy of the Presley Split Dollar Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

2. On May 12, 2011, the Company entered into an Executive Endorsement Split Dollar Agreement, (the “Watts Split Dollar Agreement”) with Robert G. Watts, Jr. (“Watts”). Under the terms of the Watts Split Dollar Agreement, the Company shall acquire, own and hold one or more life insurance policies on the life of Watts. The Company shall be responsible for paying any and all premiums due and payable under such life insurance policies. Upon Watts’ death, his designated beneficiaries shall be entitled to receive death proceeds from the policies totaling $1,556,010. The Company shall be entitled to the remainder of the death proceeds under such policies.

A copy of the Watts Split Dollar Agreement is attached hereto as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Designation of Exhibit

10.1	Executive Endorsement Split Dollar Agreement dated May 12, 2011 between First Capital Bancorp, Inc. and John M. Presley.

10.2	Executive Endorsement Split Dollar Agreement dated May 12, 2011 between First Capital Bancorp, Inc. and Robert G. Watts, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 13, 2011	By:	/s/ John M. Presley
John M. Presley
Chief Executive Officer and Managing Director

INDEX TO EXHIBITS

Exhibit

10.1	Executive Endorsement Split Dollar Agreement dated May 12, 2011 between First Capital Bancorp, Inc. and John M. Presley.

10.2	Executive Endorsement Split Dollar Agreement dated May 12, 2011 between First Capital Bancorp, Inc. and Robert G. Watts, Jr.

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